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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement No. 333-74397 of Tyco International Ltd. on Form S-8 of our report dated June 26, 2006, relating to the financial statements of the Tyco International (US) Inc. Retirement Savings and Investment Plan VI (Puerto Rico) as of December 31, 2005 and 2004, and for the year ended December 31, 2005, and the related schedule as of December 31, 2005, which appears in this Form 11-K.

/s/ MITCHELL & TITUS, LLP New York, New York June 26, 2006

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Consent of Independent Registered Public Accounting Firm